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News Release
HP Inc. Reports Fiscal 2022 Third Quarter Results

PALO ALTO, CA – (GlobeNewswire) – August 30, 2022 – HP (NYSE: HPQ)
•Third quarter GAAP diluted net earnings per share ("EPS") of $1.08, above the previously provided outlook of $0.91 to $0.96 per share
•Third quarter non-GAAP diluted net EPS of $1.04, within the previously provided outlook of $1.03 to $1.08 per share
•Third quarter net revenue of $14.7 billion, down 4.1% from the prior-year period
•Third quarter net cash provided by operating activities of $0.4 billion, free cash flow of $0.3 billion
•Third quarter returned $1.3 billion to shareholders in the form of share repurchases and dividends

HP Inc.'s fiscal 2022 third quarter financial performance
	Q3 FY22	Q3 FY21	Y/Y
GAAP net revenue ($B)	$14.7	$15.3	(4.1)%
GAAP operating margin	8.7%	9.0%	(0.3) pts
GAAP net earnings ($B)	$1.1	$1.1	1%
GAAP diluted net EPS	$1.08	$0.92	17%
Non-GAAP operating margin	9.5%	9.8%	(0.3) pts
Non-GAAP net earnings ($B)	$1.1	$1.2	(10)%
Non-GAAP diluted net EPS	$1.04	$1.00	4%
Net cash provided by operating activities ($B)	$0.4	$1.1	(64)%
Free cash flow ($B)	$0.3	$1.0	(72)%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. and its subsidiaries (“HP”) announced fiscal 2022 third quarter net revenue of $14.7 billion, down 4.1% (down 1.9% in constant currency) from the prior-year period.

“Disciplined pricing and cost management, combined with continued momentum in our key growth businesses, enabled us to deliver solid non-GAAP EPS growth while returning $1.3 billion to shareholders in Q3,” said Enrique Lores, HP President and CEO. “We are taking clear actions to mitigate near-term market headwinds and further strengthen our business for the future. I’m confident in our ability to execute against our priorities to drive long-term sustainable growth and value creation.”

Third quarter GAAP diluted net EPS was $1.08, up from $0.92 in the prior-year period and above the previously provided outlook of $0.91 to $0.96. Third quarter non-GAAP diluted net EPS was $1.04, up from $1.00 in the prior-year period and within the previously provided outlook of $1.03 to $1.08. Third quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $40 million, or $0.04 per diluted share, related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, Russia exit charges, non-operating retirement-related (credits)/charges, and tax adjustments.

Asset management
HP's net cash provided by operating activities in the third quarter of fiscal 2022 was $0.4 billion. Accounts receivable ended the quarter at $4.4 billion, down 2 days quarter over quarter to 27 days. Inventory ended the quarter at $8.2 billion, up 2 days quarter over quarter to 63 days. Accounts payable ended the quarter at $15.5 billion, up 3 days quarter over quarter to 119 days.

HP generated $0.3 billion of free cash flow in the third quarter. Free cash flow includes net cash provided by operating activities of $0.4 billion adjusted for net investments in leases of $53 million and net investments in property, plant and equipment of $170 million.

HP’s dividend payment of $0.25 per share in the third quarter resulted in cash usage of $0.3 billion. HP also utilized $1.0 billion of cash during the quarter to repurchase approximately 29.3 million shares of common stock in the open market. As a result, HP returned 464% of its third quarter free cash flow to shareholders. HP exited the quarter with $5.4 billion in gross cash, which includes cash and cash equivalents and short-term investments of $5 million.

Fiscal 2022 third quarter segment results
•Personal Systems net revenue was $10.1 billion, down 3% year over year (flat in constant currency) with a 6.9% operating margin. Consumer net revenue decreased 20% and Commercial net revenue increased 7%. Total units were down 25% with Notebooks units down 32% and Desktops units up 1%.

•Printing net revenue was $4.6 billion, down 6% year over year (down 5% in constant currency) with a 19.9% operating margin. Consumer net revenue was up 1% and Commercial net revenue was down 3%. Supplies net revenue was down 9% (down 9% in constant currency). Total hardware units were down 3% with Consumer units down 1% and Commercial units down 15%.

Outlook
For the fiscal 2022 fourth quarter, HP estimates GAAP diluted net EPS to be in the range of $0.44 to $0.54, which includes a GAAP-only charge of approximately $0.27 towards acquisition-related charges for Poly, and non-GAAP diluted net EPS to be in the range of $0.79 to $0.89, which includes an incremental approximate $0.05 headwind driven by Poly’s debt-related expenses and other deal-related costs. Fiscal 2022 fourth quarter non-GAAP diluted net EPS estimates exclude $0.35 per diluted share, primarily related to restructuring and other charges, acquisition-related charges including charges related to Poly noted above, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items.

For the fiscal year 2022, HP estimates GAAP diluted net EPS to be in the range of $3.46 to $3.56, which includes a GAAP-only charge of approximately $0.27 towards acquisition-related charges for Poly, and non-GAAP diluted net EPS to be in the range of $4.02 to $4.12, which includes an incremental approximate $0.05 headwind driven by Poly’s debt-related expenses and other deal-related costs. Fiscal 2022 non-GAAP diluted net EPS estimates exclude $0.56 per diluted share, primarily related to restructuring and other charges, acquisition-related charges including charges related to Poly noted above, Russia exit charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items. For fiscal 2022, HP anticipates generating free cash flow in the range of $3.2 billion to $3.7 billion, inclusive of an approximately $0.3 billion headwind related to Poly acquisition costs.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at investor.hp.com.

HP's FY22 Q3 earnings conference call is accessible via audio webcast at www.hp.com/investor/2022Q3Webcast.

About HP Inc.
HP Inc. (NYSE: HPQ) is a technology company that believes one thoughtful idea has the power to change the world. Its product and service portfolio of personal systems, printers, and 3D printing solutions helps bring these ideas to life. Visit http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating expense, operating profit, operating margin, tax rate, net earnings, diluted net EPS, cash provided by operating activities or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP Inc. and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings, net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, demand, performance, market share or competitive performance relating to products or services; any statements concerning potential supply constraints, component shortages, manufacturing disruptions or logistics challenges; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims, disputes or other litigation matters; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions (including statements regarding the transaction between HP and Poly); and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “should,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions include factors relating to the effects of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation, the effects of which may give rise to or amplify the risks associated with many of these factors listed here; the need to manage (and reliance on) third-party suppliers, including with respect to component shortages, and the need to manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; HP’s ability to execute on its strategic plan, including the previously announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution, reseller and customer landscape; the development and transition of new products and services and the enhancement of existing products and services to meet evolving customer needs and respond to emerging technological trends; successfully competing and maintaining the value proposition of HP’s products, including supplies; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products or our uneven sales cycle; integration and other risks associated with business combination and investment transactions (including the risk that cost savings, any revenue synergies and other anticipated benefits of the transaction between HP and Poly may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies); the results of our restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; the impact of macroeconomic and geopolitical trends, changes and events, including the Russian invasion of Ukraine and its regional and global ramifications and the effects of inflation; risks associated with HP’s international operations; the execution and performance of contracts by HP and its suppliers, customers, clients and partners, including logistical challenges with respect to such execution and performance; changes in estimates and assumptions HP makes in connection with the preparation of its financial statements; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions or other effects of climate change, medical epidemics or pandemics such as the COVID-19 pandemic, and other natural or manmade disasters or catastrophic events; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2022, Annual Report on Form 10-K for the fiscal year ended October 31, 2022, and HP’s other filings with the Securities and Exchange Commission. The forward-looking statements in this document are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2022	April 30, 2022	July 31, 2021
Net revenue	$14,664	$16,490	$15,289
Costs and expenses:
Cost of revenue	11,764	13,157	11,901
Research and development	368	425	477
Selling, general and administrative	1,143	1,464	1,408
Restructuring and other charges	13	82	56
Acquisition-related charges	31	32	24
Amortization of intangible assets	50	52	42
Russia exit charges	23	—	—
Total costs and expenses	13,392	15,212	13,908
Earnings from operations	1,272	1,278	1,381
Interest and other, net	(70)	(39)	(55)
Earnings before taxes	1,202	1,239	1,326
Provision for taxes	(83)	(239)	(218)
Net earnings	$1,119	$1,000	$1,108

Net earnings per share:
Basic	$1.09	$0.95	$0.94
Diluted	$1.08	$0.94	$0.92

Cash dividends declared per share	$0.50	$—	$0.39

Weighted-average shares used to compute net earnings per share:
Basic	1,024	1,050	1,185
Diluted	1,035	1,062	1,199

.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2022	July 31, 2021
Net revenue	$48,182	$46,812
Costs and expenses:
Cost of revenue	38,564	36,660
Research and development	1,211	1,462
Selling, general and administrative	4,075	4,267
Restructuring and other charges	163	216
Acquisition-related charges	83	40
Amortization of intangible assets	154	103
Russia exit charges	23	—
Total costs and expenses	44,273	42,748
Earnings from operations	3,909	4,064
Interest and other, net	(141)	(106)
Earnings before taxes	3,768	3,958
Provision for taxes	(563)	(554)
Net earnings	$3,205	$3,404

Net earnings per share:
Basic	$3.05	$2.76
Diluted	$3.01	$2.73

Cash dividends declared per share	$1.00	$0.78

Weighted-average shares used to compute net earnings per share:
Basic	1,052	1,235
Diluted	1,064	1,247

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2022		April 30, 2022		July 31, 2021
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$1,119	$1.08	$1,000	$0.94	$1,108	$0.92
Non-GAAP adjustments:
Restructuring and other charges	13	0.01	82	0.07	56	0.04
Acquisition-related charges	31	0.03	32	0.03	24	0.02
Amortization of intangible assets	50	0.05	52	0.05	42	0.04
Russia exit charges	23	0.02	—	—	—	—
Debt extinguishment costs	—	—	—	—	16	0.01
Non-operating retirement-related credits	(33)	(0.03)	(35)	(0.03)	(39)	(0.03)
Tax adjustments(a)	(124)	(0.12)	21	0.02	(9)	—
Non-GAAP net earnings	$1,079	$1.04	$1,152	$1.08	$1,198	$1.00

GAAP earnings from operations	$1,272		$1,278		$1,381
Non-GAAP adjustments:
Restructuring and other charges	13		82		56
Acquisition-related charges	31		32		24
Amortization of intangible assets	50		52		42
Russia exit charges	23		—		—
Non-GAAP earnings from operations	$1,389		$1,444		$1,503

GAAP operating margin	8.7%		7.8%		9.0%
Non-GAAP adjustments	0.8%		1.0%		0.8%
Non-GAAP operating margin	9.5%		8.8%		9.8%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2022		July 31, 2021
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$3,205	$3.01	$3,404	$2.73
Non-GAAP adjustments:
Restructuring and other charges	163	0.16	216	0.18
Acquisition-related charges	83	0.08	40	0.03
Amortization of intangible assets	154	0.14	103	0.08
Russia exit charges	23	0.02	—	—
Debt extinguishment costs	—	—	16	0.01
Non-operating retirement-related credits	(102)	(0.10)	(115)	(0.09)
Tax adjustments(a)	(92)	(0.08)	(120)	(0.10)
Non-GAAP net earnings	$3,434	$3.23	$3,544	$2.84

GAAP earnings from operations	$3,909		$4,064
Non-GAAP adjustments:
Restructuring and other charges	163		216
Acquisition-related charges	83		40
Amortization of intangible assets	154		103
Russia exit charges	23		—
Non-GAAP earnings from operations	$4,332		$4,423

GAAP operating margin	8.1%		8.7%
Non-GAAP adjustments	0.9%		0.7%
Non-GAAP operating margin	9.0%		9.4%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	July 31, 2022	October 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$5,386	$4,299
Accounts receivable, net	4,427	5,511
Inventory	8,192	7,930
Other current assets	4,991	4,430
Total current assets	22,996	22,170
Property, plant and equipment, net	2,626	2,546
Goodwill	6,809	6,803
Other non-current assets	6,816	7,091
Total assets	$39,247	$38,610

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$705	$1,106
Accounts payable	15,514	16,075
Other current liabilities	10,590	11,915
Total current liabilities	26,809	29,096
Long-term debt	10,294	6,386
Other non-current liabilities	4,462	4,778
Stockholders' deficit	(2,318)	(1,650)
Total liabilities and stockholders' deficit	$39,247	$38,610

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended
	July 31, 2022	July 31, 2021
Cash flows from operating activities:
Net earnings	$1,119	$1,108
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	181	196
Stock-based compensation expense	70	69
Restructuring and other charges	13	56
Deferred taxes on earnings	52	(143)
Other, net	57	153
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	985	168
Inventory	700	(670)
Accounts payable	(1,472)	625
Net investment in leases	(53)	(40)
Taxes on earnings	(97)	118
Restructuring and other	(39)	(51)
Other assets and liabilities	(1,122)	(496)
Net cash provided by operating activities	394	1,093
Cash flows from investing activities:
Investment in property, plant and equipment	(195)	(158)
Proceeds from the sale of property, plant and equipment	25	—
Purchases of available-for-sale securities and other investments	(42)	(11)
Maturities and sales of available-for-sale securities and other investments	1	9
Collateral posted for derivative instruments	—	275
Payment made in connection with business acquisition, net of cash acquired	—	(412)
Net cash used in investing activities	(211)	(297)
Cash flows from financing activities:
Proceeds from debt, net of issuance costs	2,026	2,014
Payment of debt	(45)	(1,066)
Stock-based award activities and others	9	8
Repurchase of common stock	(1,029)	(1,507)
Cash dividends paid	(255)	(230)
Settlement of cash flow hedges	20	—
Net cash provided by (used in) financing activities	726	(781)
Increase in cash and cash equivalent	909	15
Cash and cash equivalents at beginning of period	4,477	3,424
Cash and cash equivalents at end of period	$5,386	$3,439

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Nine months ended
	July 31, 2022	July 31, 2021
Cash flows from operating activities:
Net earnings	$3,205	$3,404
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	571	585
Stock-based compensation expense	273	260
Restructuring and other charges	163	216
Deferred taxes on earnings	47	(93)
Other, net	361	254
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,076	503
Inventory	(570)	(2,225)
Accounts payable	(491)	1,140
Net investment in leases	(94)	(78)
Taxes on earnings	(120)	19
Restructuring and other	(185)	(166)
Other assets and liabilities	(1,677)	(258)
Net cash provided by operating activities	2,559	3,561
Cash flows from investing activities:
Investment in property, plant and equipment	(647)	(410)
Proceeds from the sale of property, plant and equipment	26	—
Purchases of available-for-sale securities and other investments	(50)	(24)
Maturities and sales of available-for-sale securities and other investments	8	283
Collateral posted for derivative instruments	14	121
Payment made in connection with business acquisitions, net of cash acquired	(24)	(582)
Net cash used in investing activities	(673)	(612)
Cash flows from financing activities:
Payment of short-term borrowings with original maturities less than 90 days, net	(400)	—
Proceeds from debt, net of issuance costs	4,086	2,074
Payment of debt	(141)	(1,192)
Stock-based award activities and others	(88)	(42)
Repurchase of common stock	(3,547)	(4,495)
Cash dividends paid	(788)	(719)
Settlement of cash flow hedges	79	—
Net cash used in financing activities	(799)	(4,374)
Increase (decrease) in cash and cash equivalent	1,087	(1,425)
Cash and cash equivalents at beginning of period	4,299	4,864
Cash and cash equivalents at end of period	$5,386	$3,439

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	July 31, 2022	April 30, 2022	July 31, 2021	Q/Q	Y/Y
Net revenue:
Notebooks	$6,574	$7,734	$7,328	(15)%	(10)%
Desktops	2,537	2,855	2,246	(11)%	13%
Workstations	537	494	388	9%	38%
Other	441	449	444	(2)%	(1)%
Personal Systems	10,089	11,532	10,406	(13)%	(3)%
Supplies	2,814	3,131	3,092	(10)%	(9)%
Commercial	1,036	1,042	1,070	(1)%	(3)%
Consumer	725	790	720	(8)%	1%
Printing	4,575	4,963	4,882	(8)%	(6)%
Corporate Investments(a)	—	—	—	NM	NM
Total segment net revenue	14,664	16,495	15,288	(11)%	(4)%
Other(a)	—	(5)	1	NM	NM
Total net revenue	$14,664	$16,490	$15,289	(11)%	(4)%

Earnings before taxes:
Personal Systems	$695	$798	$869
Printing	911	958	857
Corporate Investments	(58)	(52)	(20)
Total segment earnings from operations	1,548	1,704	1,706
Corporate and unallocated cost and other	(89)	(190)	(134)
Stock-based compensation expense	(70)	(70)	(69)
Restructuring and other charges	(13)	(82)	(56)
Acquisition-related charges	(31)	(32)	(24)
Amortization of intangible assets	(50)	(52)	(42)
Russia exit charges	(23)	—	—
Interest and other, net	(70)	(39)	(55)
Total earnings before taxes	$1,202	$1,239	$1,326

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Nine months ended		Change (%)
	July 31, 2022	July 31, 2021	Y/Y
Net revenue:
Notebooks	$22,729	$22,183	2%
Desktops	8,199	6,871	19%
Workstations	1,565	1,177	33%
Other	1,324	1,333	(1)%
Personal Systems	33,817	31,564	7%
Supplies	9,013	9,575	(6)%
Commercial	3,117	3,112	—%
Consumer	2,239	2,562	(13)%
Printing	14,369	15,249	(6)%
Corporate Investments(a)	1	1	NM
Total segment	48,187	46,814	3%
Other(a)	(5)	(2)	NM
Total net revenue	$48,182	$46,812	3%

Earnings before taxes:
Personal Systems	$2,450	$2,337
Printing	2,748	2,806
Corporate Investments	(184)	(82)
Total segment earnings from operations	5,014	5,061
Corporate and unallocated cost and other	(409)	(378)
Stock-based compensation expense	(273)	(260)
Restructuring and other charges	(163)	(216)
Acquisition-related charges	(83)	(40)
Amortization of intangible assets	(154)	(103)
Russia exit charges	(23)	—
Interest and other, net	(141)	(106)
Total earnings before taxes	$3,768	$3,958
(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change (pts)
	July 31, 2022	April 30, 2022	July 31, 2021	Q/Q		Y/Y
Segment operating margin:
Personal Systems	6.9%	6.9%	8.4%	—		(1.5)	pts
Printing	19.9%	19.3%	17.6%	0.6	pts	2.3	pts
Corporate Investments(a)	NM	NM	NM	NM		NM
Total segment	10.6%	10.3%	11.2%	0.3	pts	(0.6)	pts

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2022	April 30, 2022	July 31, 2021
Numerator:
GAAP net earnings	$1,119	$1,000	$1,108
Non-GAAP net earnings	$1,079	$1,152	$1,198

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,024	1,050	1,185
Dilutive effect of employee stock plans(a)	11	12	14
Weighted-average shares used to compute diluted net earnings per share	1,035	1,062	1,199

GAAP diluted net earnings per share	$1.08	$0.94	$0.92
Non-GAAP diluted net earnings per share	$1.04	$1.08	$1.00

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2022	July 31, 2021
Numerator:
GAAP net earnings	$3,205	$3,404
Non-GAAP net earnings	$3,434	$3,544

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,052	1,235
Dilutive effect of employee stock plans(a)	12	12
Weighted-average shares used to compute diluted net earnings per share	1,064	1,247

GAAP diluted net earnings per share	$3.01	$2.73
Non-GAAP diluted net earnings per share	$3.23	$2.84

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition-related charges, amortization of intangible assets and Russia exit charges. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, defined benefit plan settlement charges, non-operating retirement related (credits)/charges, debt extinguishment costs, tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item.

HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee separation from service and early retirement costs and related benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which include non-recurring costs that are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to operating performance in other periods.

•HP incurs cost related to its acquisitions, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, and integration-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. These charges related to acquisitions are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•Russia exit charges relating to HP’s decision to wind down its business operations in Russia. These charges include costs related to severance, cancellation of contracts, inventory write-downs and other related one-time exit costs. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•Non-operating retirement-related (credits)/charges includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in the value of pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related (credits)/charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•HP incurs defined benefit plan settlement charges relating to HP pension plans. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain vested participants and transfer of certain pension obligations. HP excludes these charges for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP incurs debt extinguishment costs relating to repurchase of certain of its outstanding U.S. dollar global notes or termination of commitments under revolving credit facilities. These costs primarily included bond repurchase premiums partly offset by gains from fair value hedges. HP excludes these costs for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•HP recorded tax adjustments including tax benefits and expenses related to the realizability of certain deferred tax assets, various tax rate and regulatory changes and tax settlements across various jurisdictions. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow from operations adjusted for net investment in leases and net investments in property, plant, and equipment. Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes net cash provided by operating activities adjusted for net investment in leases and, net investments in property, plant and equipment, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and gains/losses on interest rate swaps.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•Items such as restructuring and other charges, acquisition-related charges, amortization of intangible assets and Russia exit charges are excluded from non-GAAP operating margin. In addition, non-operating retirement-related (credits)/charges, defined benefit plan settlement charges, debt extinguishment costs and tax adjustments are excluded from non-GAAP net earnings and non-GAAP diluted net EPS. These items can have a material impact on the equivalent GAAP earnings measure and cash flows.

•HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP accounts for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.